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                                                                    Exhibit 99.1

NEWS RELEASE                                              GROUP 1 AUTOMOTIVE INC
                                      950 Echo Lane, Suite 100 Houston, TX 77024
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
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AT GROUP 1:                  Chairman, President and CEO       B.B. Hollingsworth, Jr.     (713) 647-5700
                             Manager, Investor Relations       Kim Paper Canning           (713) 647-5700

AT Fleishman-Hillard:        Investors/Media                   Russell A. Johnson          (713) 513-9515
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FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 7, 2004


                GROUP 1 AUTOMOTIVE NAMES NEW CORPORATE CONTROLLER


HOUSTON, APRIL 7, 2004--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today announced that G. Wade Stubblefield has been appointed vice president and corporate controller effective May 1, 2004.

Stubblefield, 37, has served in various senior-level finance and accounting positions with several publicly traded companies. His experience has encompassed accounting, treasury and public reporting, as well as a number of public debt and equity issuances. He spent five years with a major public accounting firm after graduating from Texas A&M University and is a certified public accountant. "Wade brings 16 years of experience and a solid finance and accounting background to Group 1," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. "He will be a strong addition to our management team."

Stubblefield replaces Michael J. Poppe, who has been considering a career change and determined that the timing was right to make this transition now. "Mike has been instrumental in developing our accounting, finance and administrative systems for the last seven years," said Hollingsworth. "We thank him for his contributions and wish him well in his future endeavors."


ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 currently owns 82 automotive dealerships comprised of 122 franchises, 30 brands, and 29 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.


     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM


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